SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2001

Sunrise Technologies International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10428	77-0148208

(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 West Warren Avenue, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 623-9001

(Former name or address, if changed since last report)

Item 5. Other Events.

Sunrise Technologies International, Inc. announced on September 21, 2001, that the Company has signed a Second Extension Agreement extending the date for the second extension payment from September 21, 2001 to September 28, 2001. The Company had previously announced, on September 12, 2001, that it had signed an Extension Agreement with Silicon Valley Bank and the David A. Brewer Trust, as Guarantor extending the maturity date of the approximately $3.9 million remaining amount of its revolving line-of-credit to October 6, 2001. Under the terms of the original Extension Agreement, the Company was required, among other things to make a second extension payment to the bank of not less than $1,000,000 on or before September 21, 2001. The Company continues in discussions with alternative sources of capital to raise the funds necessary to pay the second extension payment and the remaining balance owed to the bank but the Company can give no assurances that it will be successful in raising the necessary funds.

Item 7. Financial Statements and Exhibits.

99.1	Extension Agreement dated September 20, 2001 with Silicon Valley Bank and the David A. Brewer Trust, as Guarantor.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNRISE TECHNOLOGIES INTERNATIONAL, INC. (Registrant)

DATE: September 27, 2001	By:	/s/ C. Russell Trenary, III

Name: C. Russell Trenary, III Title: President and Chief Executive Officer

Exhibit Index

99.1	Extension Agreement dated September 20, 2001 with Silicon Valley Bank and the David A. Brewer Trust, as Guarantor.